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                                                                   EXHIBIT 3.3


                                   AMENDMENT
                                       OF
                         AMENDED AND RESTATED AGREEMENT
                             OF LIMITED PARTNERSHIP
                                       OF
                           OPPENHEIMER CAPITAL, L.P.

     This amendment (this "Amendment") dated as November 4, 1997 is made by PIMCO Advisors L.P., a Delaware limited partnership, in its capacity as sole general partner (the "General Partner") of Oppenheimer Capital, L.P., a Delaware limited partnership (the "Partnership"), pursuant to Section 16.01 of the Amended and Restated Agreement of Limited Partnership, as amended (the "Partnership Agreement") of the Partnership. Capitalized terms used in this Amendment which are not defined herein are defined in the Partnership Agreement.

     This Amendment is made so as to conform the Partnership Agreement to the changes in the Code and relevant provisions of state income tax laws which permit a limited partnership to be taxed as a partnership without regard to the economic interest of the general partners, and to conform the fiscal year of the Partnership to that of the General Partner.

     1. Section 5.01(b) of the Partnership Agreement is amended to read in full as follows:

        "(b) The General Partner entered into a subscription agreement pursuant to which it agreed to make a capital contribution in cash on demand in an amount equal to 1.01% of the aggregate of the initial capital contributions of the Limited Partners, reduced to the extent of any capital contribution thereafter made by the General Partner, so as to ensure that the sum of the General Partner's Capital Account and its obligations pursuant to its subscription agreement shall not be less than one percent of the total Capital of all Partners. Notwithstanding such subscription agreement, (i) upon the effectiveness of this Amendment, the General Partner shall exchange 99% of its general partner interest for Units as provided in Section 9.01(c), and (ii) thereafter, the General Partner shall be required to make only such Capital Contributions as shall be sufficient to ensure that the General Partner's Capital Account shall not be less than one-hundredth of one percent of the total Capital Accounts of all Partners."

     2. In Section 5.02(b), the number "101.01%" is changed to "100.0101%"

     3. The first sentence of Section 6.01 is amended to read: "The fiscal year (the "Fiscal Year") of the Partnership for Partnership accounting purposes shall be the calendar year."

     4. In Section 6.03, the number "1%" is changed to "0.01%," and the number "99%" is changed to "99.99%."

     5. In Section 6.7(b), the number "1%" is changed to "0.01%," and the number "99%" is changed to "99.99%."


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     6.   This Amendment shall be binding upon, and shall enure to the benefit of, the parties hereto and their respective successors and assigns.

     7. Except as amended by this Amendment, the Partnership Agreement shall remain in full force and effect.

     8. This Amendment shall be governed by, and construed and enforced in accordance with, the laws of the State of Delaware, all rights and remedies being governed by such laws, without regard to principles of conflict of laws.

     IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed as of the day and year first above written.

                                        GENERAL PARTNER

                                        PIMCO ADVISORS L.P.



                                        By: /s/ KENNETH M. POOVEY
                                           ---------------------------
                                            Kenneth M. Poovey
                                            Executive Vice President

                                        LIMITED PARTNERS

                                        All Limited Partners that have been or
                                        are hereafter, admitted as limited
                                        partners of the Partnership, pursuant
                                        to powers of attorney or other
                                        authorizations recited in favor of or
                                        granted to the General Partner

                                        By:  PIMCO Advisors L.P. General Partner


                                        By:  /s/ KENNETH M. POOVEY
                                          ---------------------------------
                                             Kenneth M. Poovey
                                             Executive Vice President